Exhibit 4.6

THIRD AMENDMENT TO

CONVERTIBLE UNSECURED NOTES

THIS THIRD AMENDMENT TO CONVERTIBLE UNSECURED NOTES (this “Amendment”) is made and entered into as of June 5, 2018 by and among Ener-Core, Inc., a Delaware corporation (the “Company”), and the undersigned, and amends those certain Convertible Unsecured Notes dated as of September 1, 2016 (as amended, the “Notes”) as issued by the Company pursuant to that certain Securities Purchase Agreement, dated September 1, 2016, by and among the Company, the “Buyers” identified therein, and the Subordinated Agent identified therein (as amended to date, the “Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Notes.

RECITALS

WHEREAS, pursuant to Section 13 of the Notes, the written consent of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding (the “Required Holders”) shall be required for any change or amendment or waiver of any provision of the Notes, provided that any such amendment or waiver does not disproportionately, materially and adversely affect the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders;

WHEREAS, any amendment effected in accordance with Section 13 of the Notes is binding upon all holders of Notes; and

WHEREAS, the parties hereto wish to amend the Notes as set forth below in order to facilitate the Company’s efforts to consummate financing activities to support working capital needs.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

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AMENDMENTS TO THE NOTES

Section 1.1 Legend. The second paragraph on the first page of the Notes is hereby amended and restated as follows:

“THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF SEPTEMBER 1, 2016 (AS THE SAME MAY BE AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF, THE “SUBORDINATION AGREEMENT”), BY AND AMONG LONGBOARD CAPITAL ADVISORS LLC (THE “SUBORDINATED AGENT”), THE COMPANY (AS “BORROWER”), ENER-CORE POWER, INC., A DELAWARE CORPORATION (THE “GUARANTOR”), ANTHONY TANG, AS A SENIOR LENDER (AS DEFINED THEREIN) (THE “SENIOR L/C LENDER”), AND EMPERY TAX EFFICIENT, LP IN ITS CAPACITY AS COLLATERAL AGENT (“COLLATERAL AGENT”) FOR THE SENIOR NOTE LENDERS (AS DEFINED THEREIN) (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, THE “AGENT”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE CREDIT PARTIES (AS DEFINED THEREIN) PURSUANT TO THAT CERTAIN (A)(I) SECURITIES PURCHASE AGREEMENT DATED AS OF APRIL 22, 2015, (II) SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 7, 2015, (III) SECURITIES PURCHASE AGREEMENT DATED AS OF NOVEMBER 23, 2016, (IV) SECURITIES PURCHASE AGREEMENT DATED AS SEPTEMBER 19, 2017 AND (V) SECURITIES PURCHASE AGREEMENT DATED AS OF JUNE 5, 2018, IN EACH CASE OF CLAUSES (I) AND (II), BY AND AMONG BORROWER, AGENT AND THE SENIOR NOTE LENDERS AND (B) BACKSTOP SECURITY SUPPORT AGREEMENT, DATED AS OF NOVEMBER 2, 2015, BY AND BETWEEN THE BORROWER AND SENIOR L/C LENDER, IN EACH CASE, AS AMENDED, RESTATED, SUPPLEMENTED, REFINANCED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.”

Section 1.2 Interest.

(a)  Section 2. Section 2 is hereby amended by adding the following sentences at the end of the paragraph:

“Notwithstanding the foregoing, with the consent of the Required Holders, the Company may elect to pay in kind all or any portion of the Interest payable under this Note through June 30, 2018. If the Company elects to pay Interest in kind on or prior to June 30, 2018, such amount shall be capitalized and added to the unpaid Principal outstanding under this Note effective as of the date of such election.”

(b)  Consent to Payment in Kind. The undersigned and the Company hereby agree that on the effective date of this Amendment (pursuant to Section 2.1 hereof) (the “Effective Date”), any accrued and unpaid Interest under the Notes, as well as any Interest that may accrue after the Effective Date and through June 30, 2018 under the Notes, shall be capitalized and added to the unpaid Principal outstanding under this Note as of the Effective Date.

(c)  Waiver of Events of Default. Any Event of Default pursuant to Section 4(a) of each of the Notes occurring from or after September 1, 2016, and through and including the Effective Date, including any Event of Default related to the payment of Interest pursuant to Section of the Notes, is irrevocably waived on behalf of all holders of Notes. Such waiver shall extend to, without limitation any adjustments of terms, applications of alternate rights and any Company restrictions that would have arisen from any such Event of Default.

Section 1.3 Conversion Price. Section 3(b)(ii) of the Notes is hereby amended and restated as follows:

“(ii) “Conversion Price” means $0.25 per share of Common Stock, subject to adjustment as provided herein.”

Section 1.4 Assumed Conversion Price. Section 4(a)(iii) of the Notes is hereby amended and restated as follows:

“(iii) at any time following the fifth (5th) consecutive Business Day that the Holder’s Authorized Share Allocation is less than the sum of (A) 200% of the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise) calculated using an assumed Conversion Price of $0.25 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) (the “Assumed Conversion Price”) and (B) the number of shares of Common Stock that the Holder would be entitled to receive upon exercise in full of the Holder’s Warrants (without regard to any limitations on exercise set forth in the Warrants);”

Section 1.5 Senior Secured Notes. Section 26(z) of the Notes is hereby amended and restated as follows:

“Senior Secured Notes” means (A) those certain senior secured notes issued pursuant to the Securities Purchase Agreement, dated as of April 22, 2015 by and among the Company and the investors listed on the signature pages thereto, as amended from time to time, (B) those certain senior secured notes issued pursuant to the Securities Purchase Agreement, dated as of May 7, 2015 by and among the Company and the investors listed on the signature pages thereto, as amended from time to time, (C) those certain senior secured notes issued pursuant to the Securities Purchase Agreement, dated as of November 23, 2016 by and among the Company and the investors listed on the signature pages thereto, as amended or joined from time to time, (D) those certain senior secured notes issued pursuant to the Securities Purchase Agreement, dated as of September 19, 2017 by and among the Company and the investors listed on the signature pages thereto, as amended from time to time, and (E) those certain senior secured notes issued pursuant to the Securities Purchase Agreement, dated as of June 5, 2018 by and among the Company and the investors listed on the signature pages thereto, as amended from time to time.”

Section 1.6 Senior Secured Note Conversion. The following shall be added to the end of Section 3(A) of the Notes:

“For purposes of this Note, “Senior Secured Note Conversion” shall mean the conversion of at least fifty percent (50%) of the then outstanding (A) principal, (B) accrued and unpaid interest with respect to such principal and (C) accrued and unpaid late charges, if any, with respect to such principal and interest, under the Senior Secured Notes (the “Senior Secured Note Conversion Amount”) into shares of Common Stock and, if applicable, Senior Secured Note Conversion Derivative Securities, at an applicable conversion price per share of Common Stock (the “Senior Secured Note Conversion Price”).”

ARTICLE II
MISCELLANEOUS

Section 2.1 Effect of this Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. This Amendment shall only be deemed to be in full force and effect from and after both the execution of this Amendment by the parties hereto and the execution of agreements substantially identical to this Amendment by the Company and “Buyers” holding a sufficient number of Conversion Shares and Warrant Shares issued or issuable under the Notes (calculated using the Assumed Conversion Price) and Warrants (without regard to any limitation on conversion or exercise set forth therein) (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date thereof) that, together with undersigned, constitute the Required Holders. From and after such effectiveness, any reference to the Agreement shall be deemed to be a reference to the Agreement, as amended hereby. Except as specifically amended as set forth herein, each term and condition of the Agreement shall continue in full force and effect.

Section 2.2 Entire Agreement. This Amendment, together with the Agreement, contains the entire agreement of the parties and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Amendment.

Section 2.3 Governing Law. This Amendment shall be governed by the internal law of the State of New York.

Section 2.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Convertible Unsecured Notes as of the date first written above.

COMPANY:

ENER-CORE, INC.

By:
Name: Domonic J. Carney
Title: Chief Financial Officer

Signature Page to Third Amendment to Convertible Unsecured Notes—September 2016

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Convertible Unsecured Notes as of the date first written above.

HOLDER:

By:
Name:
Title:

Signature Page to Third Amendment to Convertible Unsecured Notes—September 2016

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